DATE:	April 4th, 2014
BORROWER:	Healthcare Corporation of America
GUARANTOR:	340 Basics, Inc.

CONTINUING AND UNCONDITIONAL GUARANTY

To: Selway Capital Holdings LLC, on behalf of the Noteholders under the NPA (hereinafter defined)

1.                    The Guaranty. For valuable consideration, the undersigned (the “Guarantor”) hereby unconditionally guarantees to the Secured Parties any and all Indebtedness of Healthcare Corporation of America (the “Borrower”) when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter. The liability of Guarantor under this Guaranty is not limited as to the principal amount of the Indebtedness, and extends beyond financial obligations to all obligations under the Secured Party Agreements, and includes, without limitation, liability for all interest, fees, indemnities, and other costs and expenses relating to or arising out of the Indebtedness and for all Obligations now or hereafter owing from Borrower to Secured Party (the “Guaranty”). The liability of Guarantor is continuing and relates to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied.

2.                    Special Guaranty. Without derogating from the terms herein, the Guarantor hereby unconditionally guarantees to the Secured Parties the fulfillment of the Next Round Financing Obligations, and authorizes that the Secured Parties utilize the Receivables Contracts of the Guarantor in connection with any Indebtedness owing to or triggered by the failure of the Borrower to meet said Next Round Financing Obligations (the “Special Guaranty”). All terms benefiting the Secured Party and/or Secured Parties and applying to the Guaranty shall also be deemed to apply to the Special Guaranty.

3.                    Definition of Certain Terms.

(a)                  “340 Basics Assets” shall have the meaning ascribed to it in the Security Agreement.

(b)                 “340 Basics Security Interest” shall have the meaning ascribed to it in the Security Agreement.

(c)                  “Borrower” shall mean the individual or the entity named in Paragraph 1 of this Guaranty and, if more than one, then any one or more of them.

(d)                 “Guarantor” shall mean 340 Basics, Inc.

(e)                  “Indebtedness” shall mean, in respect of the NPA, Note and/or Security Agreement, any and all debts, liabilities, covenants and obligations of Borrower to Secured Party, now or hereafter existing, whether voluntary or involuntary and however arising, whether direct or indirect, financial or otherwise, or acquired by Secured Party by assignment, succession, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, held or to be held by Secured Party for its own account or as agent for another or others, whether Borrower may be liable individually or jointly others, whether recovery upon such debts, liabilities, and obligations may be or hereafter become barred by any statute of limitations, and whether such debts, liabilities, and obligations may be or hereafter become otherwise unenforceable. Indebtedness includes, without limitation, any and all obligations of Borrower to Secured Party for reasonable attorneys' fees and all other costs and expenses incurred by Secured Party (i) in the collection or enforcement of any debts, liabilities, and obligations of Borrower to Secured Party, or (ii) in the preservation, protection, or enforcement of any rights of Secured Party in any case commenced by or against Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

(f)                  “NPA” shall mean that certain Note Purchase Agreement entered into between the Secured Parties and the Borrower on or around the date hereof.

(g)                  “Next Round Financing Obligations” shall mean such covenants and obligations in the NPA in respect of and/or relating to the Next Financing Round (as defined in the NPA).

(h)                 “Note” shall mean that certain promissory note entered into by the Borrower in favor of the Secured Parties in connection with the NPA.

(i)                   “Noteholders” shall have the meaning ascribed to it in the NPA.

(j)                   “Obligations” shall have the meaning ascribed to it in the Security Agreement.

(k)                 “Receivables Contracts” shall have the meaning ascribed to it in the Security Agreement.

(l)                   “Security Agreement” shall mean that certain security agreement entered into by and between the Secured Party, the Borrower and the Guarantor, in connection with the NPA, the Note and this Agreement.

(m)               “Secured Party Agreements” shall mean the NPA, Note and Security Agreement, and all agreements, documents, and instruments in respect thereof and/or evidencing any of related Indebtedness, executed by Borrower and/or Guarantor in connection with the Indebtedness, all as now in effect and as hereafter amended, restated, renewed, or superseded.

(n)                 “Secured Parties” shall mean the Noteholders.

(o)                 “Secured Party” shall mean Selway Capital Holdings LLC, on behalf of itself and the Secured Parties.

4.                    Obligations Independent. The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions. Anyone executing this Guaranty shall be bound by its terms without regard to execution by anyone else.

5.                    Guaranty to be Absolute. Guarantor agrees that until the Indebtedness has been paid in full and any commitments of Secured Party or facilities provided by Secured Party with respect to the Indebtedness have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify Guarantor's obligations under this Guaranty. Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Secured Party described in the immediately preceding paragraph of this Guaranty. It is the express intent of Guarantor that Guarantor’s obligations under this Guaranty are and shall be absolute and unconditional.

6.                    Guarantor's Waivers of Certain Rights and Certain Defenses. Guarantor waives:

(a)                  any right to require Secured Party to proceed against Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in Secured Party's power whatsoever;

(b)                 any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower;

(c)                  any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower; and

(d)                 the benefit of any statute of limitations affecting Guarantor's liability hereunder.

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

7.                    Waiver of Subrogation. Until the Indebtedness has been paid in full and any commitments of Secured Party or facilities provided by Secured Party with respect to the Indebtedness have been terminated, even though the Indebtedness may be in excess of Guarantor’s liability hereunder, Guarantor waives to the extent permitted by applicable law any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantor waives to the extent permitted by applicable law any right to enforce any remedy that Secured Party now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Secured Party.

8.                    Waiver of Notices. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on any Secured Party Agreement (including Guarantor), notices of acceptance of this Guaranty, notices of the existence, creation, or incurring of new or additional Indebtedness to which this Guaranty applies or any other Indebtedness of Borrower to Secured Party, and notices of any fact that might increase Guarantor’s risk.

9.                    Subordination. Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Secured Party or resulting from Guarantor's performance under this Guaranty, are hereby subordinated to the Indebtedness. In addition to Guarantor's waiver of any right of subrogation as set forth in this Guaranty with respect to any obligations of Borrower to Guarantor as subrogee of Secured Party, Guarantor agrees that, if Secured Party so requests, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to Guarantor until the Indebtedness has been paid in full and any commitments of Secured Party or facilities provided by Secured Party with respect to the Indebtedness have been terminated. If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Secured Party and shall be paid over to Secured Party on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Secured Party may have on any such property.

10.                Reinstatement of Guaranty. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Secured Party is rescinded or must be returned by Secured Party to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation; and any guaranty of any indemnities, shall survive any termination of this Guaranty.

11.                Stay of Acceleration. In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Secured Party.

12.                Information Relating to Borrower. Guarantor acknowledges and agrees that it has made such independent examination, review, and investigation of the Secured Party Agreements as Guarantor deems necessary and appropriate, including, without limitation, any covenants pertaining to Guarantor contained therein, and shall have sole responsibility to obtain from Borrower any information required by Guarantor about any modifications thereto. Guarantor further acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower's financial condition or business operations as Guarantor may require, and that Secured Party has no duty, and Guarantor is not relying on Secured Party, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.

13.                Remedies. If Guarantor fails to fulfill its duty to pay all Indebtedness guaranteed hereunder, Secured Party shall have all of the remedies of a creditor and, to the extent applicable, of a secured party, under all applicable law. Without limiting the foregoing to the extent permitted by law, Secured Party may, at its option and without notice or demand:

(a)                  declare any Indebtedness due and payable at once;

(b)                 take possession of any 340 Basics Assets, wherever located, and sell, resell, assign, transfer, and deliver all or any part of the collateral at any public or private sale or otherwise dispose of any or all of the collateral in its then condition, for cash or on credit or for future delivery, and in connection therewith Secured Party may impose reasonable conditions upon any such sale. Further, Secured Party, unless prohibited by law the provisions of which cannot be waived, may purchase all or any part of the 340 Basics Assets to be sold, free from and discharged of all trusts, claims, rights of redemption and equities of Borrower or Guarantor whatsoever. Guarantor acknowledges and agrees that the sale of any collateral through any nationally recognized broker-dealer, investment banker, or any other method common in the securities industry shall be deemed a commercially reasonable sale under the Uniform Commercial Code or any other equivalent statute or federal law, and expressly waives notice thereof except as provided herein;

(c)                  set off and apply any and all Receivables Contracts, which include, without limitation and for the avoidance of doubt, all accounts receivable of Guarantor against any and all obligations of Guarantor owing to Secured Party. The set-off may be made irrespective of whether or not Secured Party shall have made demand under this Guaranty, and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable Receivables Contracts and without regard for the availability or adequacy of other collateral. If exercised by Secured Party, Secured Party shall be deemed to have exercised such right of setoff and to have made a charge against any such money immediately upon the occurrence of such default although made or entered on the books subsequent thereto. Any Receivables Contracts may be converted, sold or otherwise liquidated.

14.                Notices. All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guaranty, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Secured Party and Guarantor may specify from time to time in writing. Notices sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day, and (c) telecopy shall be deemed delivered when transmitted.

15.                Successors and Assigns. This Guaranty (a) binds Guarantor and Guarantor's executors, administrators, successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Secured Party, and (b) inures to the benefit of Secured Party and Secured Party's indorsees, successors, and assigns. Secured Party may, without notice to Guarantor and without affecting Guarantor's obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation the Indebtedness and this Guaranty, in whole or in part. Guarantor agrees that Secured Party may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in Secured Party's possession concerning Guarantor, this Guaranty, and any security for this Guaranty.

16.                Amendments, Waivers, and Severability. No provision of this Guaranty may be amended or waived except in writing. No failure by Secured Party to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power. The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

17.                Costs and Expenses. Guarantor agrees to pay all reasonable attorneys' fees, including allocated costs of Secured Party's in-house counsel to the extent permitted by applicable law, and all other costs and expenses that may be incurred by Secured Party (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Secured Party in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

18.                Governing Law and Jurisdiction. This Guaranty is governed by and shall be interpreted according to federal law and the laws of the State of New York. If state or local law and federal law are inconsistent, or if state or local law is preempted by federal law, federal law governs. If Secured Party has greater rights or remedies under federal law, whether as a national bank or otherwise, this paragraph shall not be deemed to deprive Secured Party of such rights and remedies as may be available under federal law. Jurisdiction and venue for any action or proceeding to enforce this Guaranty shall be the forum appropriate for such action or proceeding against Borrower, to which jurisdiction Guarantor irrevocably submits and to which venue Guarantor waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. It is provided, however, that if Guarantor owns property in another state, notwithstanding that the forum for enforcement action is elsewhere, Secured Party may commence a collection proceeding in any state in which Guarantor owns property for the purpose of enforcing provisional remedies against such property. Service of process by Secured Party in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified in the Security Agreement.

19.                Final Agreement. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY TERM SHEET, OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

[signature page to follow]

[signature page #1 of 2 to GUARANTY of 340 BASICS, INC. in respect of the NPA and Note]

IN WITNESS WHEREOF, the undersigned has executed and sealed this Guaranty as of this 4th day of April, 2014.

340 BASICS, INC.

By:

Name:

Title:

STATE OF NEW YORK	}
	}	ss.:
COUNTY OF NEW YORK	}

On this __ day of ____________, 2014, before me, the undersigned, _______________, personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity as an authorized officer of 340 BASICS, INC.

Notary Public

Accepted and Agreed

HEALTHCARE CORPORATION OF AMERICA
:
By:

Name:

Title:

STATE OF NEW YORK	}
	}	ss.:
COUNTY OF NEW YORK	}

On this __ day of ____________, 2014, before me, the undersigned, _______________, personally appeared, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her capacity as an authorized officer of 340 BASICS, INC.

Notary Public

[signature page #2 of 2 to GUARANTY of 340 BASICS, INC. in respect of the NPA and Note]

Accepted and Agreed

SELWAY CAPITAL HOLDINGS LLC
:
By:

Name:

Title:

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